UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  October 8, 2013

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 8, 2013, Plug Power Inc. (the “Company”) received a determination letter from the staff of The Nasdaq Stock Market (“Nasdaq”) due to the Company’s failure to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement for continued listing, set forth in Nasdaq Listing Rule 5550(a)(2).  Unless the Company appeals the determination, the Company’s common stock would be suspended at the opening of trading on October 17, 2013, and Nasdaq would take action to remove the Company’s common stock from listing and registration on The Nasdaq Stock Market.

The Company intends to appeal Nasdaq’s determination and the appeal will stay the suspension and delisting of the Company’s securities until a hearing process concludes and the Nasdaq listing qualifications hearing panel has issued a written decision. There can be no assurance that the hearing panel will grant the Company’s request for additional time or for continued listing. The Company intends to submit a plan for compliance that includes a discussion of the Company’s business plan and the actions that the Company intends to take, if necessary, in order to regain compliance within the minimum bid price requirement within an appropriate time period.

On October 11, 2013, the Company issued a press release announcing that it had received the determination letter described above.  The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Plug Power Inc. dated October 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: October 11, 2013	By: /s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer